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Exhibit 99

Summary of PHH Corporation's Fourth Quarter and Full Year 2002 Financial Results

        Presented below is a discussion of PHH Corporation's fourth quarter and full year 2002 results, capital structure and sources of liquidity. PHH Corporation is a wholly-owned subsidiary of Cendant Corporation that, pursuant to certain covenant requirements in the indentures under which PHH issues debt, operates as a separate public reporting entity. PHH Corporation provides home buyers with mortgages through Cendant Mortgage Corporation, provides assistance in employee relocations through Cendant Mobility Services Corporation and provides fleet management and fuel card services to corporate clients and government agencies through PHH Arval and Wright Express. Except as expressly indicated or unless the context otherwise requires, "PHH", "we", "our" or "us" means PHH Corporation and its subsidiaries.

        This summary should be read in conjunction with the financial statements of PHH Corporation included in PHH Corporation's filings with the Securities and Exchange Commission on Form 10-K for the year ended 2001 and Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2002.

Fourth Quarter and Full Year 2002 Results

        The following discussion of operating results addresses revenues and Adjusted EBITDA on a consolidated basis and by segment. EBITDA is defined as earnings from continuing operations before income taxes, non-program related depreciation and amortization and minority interest. Adjusted EBITDA excludes items that are of a non-recurring or unusual nature, including effects on our operations from the September 11, 2001 terrorist attacks. We believe Adjusted EBITDA is the most informative presentation of how management evaluated performance and allocated resources in 2002 and 2001. All 2002 amounts and the 2001 amounts for the three month period ended December 31, 2001 are derived from unaudited financial information.

        Our operating results for fourth quarter and full year 2002 and 2001 were as follows:

	Three Months Ended December 31,
	Revenues				Adjusted EBITDA
									Operating Income
				% Change				% Change
	2002	2001			2002(b)	2001(c)			2002	2001
	($ in millions)
Real Estate Services	$366	$379	(d)	(3)%	$120	$183	(d)	(34)%
Fleet Management	373	368		1%	27	22		23%

Total Reportable Segments	739	747			147	205
Corporate and Other(a)	(2)	—		*	3	1		*

Total Company	$737	$747		(1)%	$150	$206		(27)%	$141	$67

	Year Ended December 31,
	Revenues					Adjusted EBITDA
											Operating Income
					% Change					% Change
	2002		2001			2002(b)		2001(c)			2002	2001
	($ in millions)
Real Estate Services	$971	(e)	$1,225	(d)	(21)%	$115	(e)	$482	(d)	(76)%
Fleet Management	1,480		1,266		17%	104		76	(f)	37%

Total Reportable Segments	2,451		2,491			219		558
Corporate and Other(a)	(2)		87		*	—		87		*

Total Company	$2,449		$2,578		(5)%	$219		$645		(66)%	$164	$443

*
Not meaningful.

(a)
Principally reflects unallocated corporate overhead and the elimination of transactions between segments.

(b)
Excludes non-cash credits of $6 million primarily related to changes in the original estimates of costs to be incurred in connection with our restructuring initiatives undertaken during 2001 as a result of the September 11, 2001 terrorist attacks ($5 million and $1 million of credits were recorded in Real Estate Services and Fleet Management, respectively).

(c)
Excludes a net charge of $28 million primarily in connection with our restructuring initiatives undertaken during 2001 as a result of the September 11, 2001 terrorist attacks ($24 million and $4 million of charges were recorded in Real Estate Services and Fleet Management, respectively).

(d)
Excludes a provision of $94 million for impairment of our mortgage servicing rights asset.

(e)
Includes a write-down of $275 million (pre-tax) related to the impairment of our mortgage servicing rights asset.

(f)
Excludes charges of $4 million related to the acquisition and integration of the fleet businesses acquired from Avis Group Holdings, Inc. in March 2001.

Real Estate Services

        During fourth quarter 2002, revenues within the Real Estate Services segment decreased 3% from $379 million in 2001 to $366 million in 2002, while Adjusted EBITDA decreased 34% from $183 million in 2001 to $120 million in 2002. For full year 2002, revenues within this segment decreased 21% from $1,225 million in 2001 to $971 million in 2002, while Adjusted EBITDA decreased 76% from $482 million in 2001 to $115 million in 2002.

        Principally driving the decreases in revenues and Adjusted EBITDA during fourth quarter 2002 were (i) a reduction of approximately $30 million in revenues from mortgage-related activities due to a decline in net revenues from mortgage servicing activities (which includes amortization of the mortgage servicing rights asset) and (ii) a reduction in revenue from relocation activities as a result of a decline in relocation-related homesale closings and lower interest rates charged to our clients. Partially offsetting the decrease in mortgage servicing revenues was continued growth in our mortgage production channels. Additionally, these decreases were also partially offset by an increase in revenues generated from our title and appraisal business. The decline in Adjusted EBITDA for fourth quarter 2002 further reflects an increase in operating expenses due to higher expenses incurred in our mortgage business to support the continued high levels of mortgage loan production, which was offset in part by a reduction in relocation-related spending reflecting a weaker corporate spending environment.

        Principally driving the decreases in revenues and Adjusted EBITDA during full year 2002 was a $275 million non-cash provision for impairment of our mortgage servicing rights asset ("MSR"), which is the capitalized value of expected future servicing fees. Excluding the $275 million non-cash provision for impairment of the MSR asset, revenues and Adjusted EBITDA for this segment reflect (i) an increase of approximately $30 million in revenue generated from mortgage-related activities due to continued growth in our mortgage production channels offset in part by a decrease in servicing revenue, (ii) an increase in revenues generated from our title and appraisal business and (iii) a reduction in revenue from relocation activities as a result of a decline in relocation-related homesale closings and lower interest rates charged to our clients. The decline in Adjusted EBITDA for full year 2002 further reflects an increase in operating expenses due to higher expenses incurred in our mortgage business to support the continued high levels of mortgage loan production, partially offset by a reduction in relocation-related spending reflecting a weaker corporate spending environment.

Fleet Management

        During fourth quarter 2002, revenues within the Fleet Management segment increased 1% to $373 million in 2002 from $367 million in 2001, while Adjusted EBITDA increased 23% to $27 million in 2002 from $22 million in 2001. For full year 2002, revenues within this segment increased 17% to $1,480 million in 2002 from $1,266 million in 2001, while Adjusted EBITDA increased 37% to $104 million in 2002 from $76 million in 2001.

        Fourth quarter 2002 results were positively impacted by an increase in service-based revenues primarily due to an increase in the number of fuel and maintenance cards being serviced. Adjusted EBITDA for fourth quarter 2002 also benefited from cost reductions resulting primarily from restructuring actions undertaken during fourth quarter 2001.

        The businesses comprising this segment were acquired in the March 2001 acquisition of the fleet management operations of Avis Group Holdings, Inc. (the car rental operations of Avis are owned by a Cendant subsidiary not within our ownership structure). Accordingly, the revenues and Adjusted EBITDA for full year 2001 include only ten months of results (March through December). The acquisition of the fleet businesses contributed incremental revenues and Adjusted EBITDA in 2002 of $239 million and $16 million, respectively. On a comparable basis, post acquisition (ten months ended December 31, 2002 versus the comparable prior year period), revenues decreased by $25 million, while Adjusted EBITDA increased by $12 million. Principally driving these year-over-year changes on a comparable basis are lower interest revenues offset by lower interest expense on vehicle funding, which is substantially passed through to clients and therefore results in lower revenues but has minimal Adjusted EBITDA impact. This was partially offset by an increase in depreciation on leased vehicles which is also passed through to clients. Adjusted EBITDA also benefited from cost reductions resulting primarily from restructuring actions undertaken during fourth quarter 2001.

Adjusted EBITDA Reconciliation

        Provided below is a reconciliation of Adjusted EBITDA to EBITDA and Operating Income:

	Three Months Ended December 31,
	2002	2001
	(in millions)
Adjusted EBITDA	$150	$206
Less: Restructuring and other unusual charges (credits)	(6)	28
Less: Mortgage servicing rights impairment	—	94

EBITDA	156	84
Less: Non-program related depreciation and amortization	15	21

Operating Income	$141	$63

	Year Ended December 31,
	2002	2001
	(in millions)
Adjusted EBITDA	$219	$645
Less: Restructuring and other unusual charges (credits)	(6)	28
Less: Acquisition and integration related costs	—	4
Less: Mortgage servicing rights impairment	—	94

EBITDA	225	519
Less: Non-program related depreciation and amortization	61	76

Operating Income	$164	$443

Capital Structure and Sources of Liquidity

        Information relating to our capitalization and the corresponding assets as of December 31, 2002 and 2001 is summarized below:

	As of December 31,
	2002(a)		2002 Pro Forma(b)		2001
	(in millions)
Assets under Management and Mortgage Programs	$7,905		$7,905		$7,544

Unsecured Borrowings
Commercial Paper	$866		$1,021		$917
Short-term Borrowings	158		158		970
Medium-term Notes	1,421		1,271		679
Other	—		—		32

	2,445		2,450		2,598

Secured and Securitized Borrowings
Term Notes	2,671		2,671		2,638
Short-term Borrowings	960		960		532
Other	387		387		295

	4,018		4,018		3,465

Total Consolidated Debt	6,463		6,468		6,063
Stockholder's Equity	1,951		1,951		1,777

Total Capitalization	$8,414		$8,419		$7,840

Debt to Net Tangible Worth(c)	5.3	x	5.3	x	5.7	x

(a)
2002 amounts are derived from unaudited financial information.

(b)
On February 3, 2003, we repaid $650 million aggregate principal amount of our 8 1/8% medium-term notes due 2003 with borrowings under our commercial paper program. After giving effect to such borrowings, the outstanding balance of our commercial paper program on February 3, 2003 was $1,190 million. The 2002 pro forma amounts reflect (i) a net increase to commercial paper of $155 million consisting of the $650 million issuance described above, partially offset by repayments of $495 million with proceeds from this offering and (ii) a net decrease to medium-term notes of $150 million consisting of the $650 million repayment with the proceeds received from the issuance of commercial paper referred to in (i) above partially offset by the additional issuance of $500 million of notes in this offering.

(c)
Represents total consolidated debt divided by (i) stockholder's equity less the aggregate book value of all intangible assets of approximately $740 million and $718 million as of December 31, 2002 and 2001, respectively.

        A summary of our consolidated debt, unconsolidated debt and principal sources of liquidity is set forth below on a historical and pro forma basis (after giving effect to this offering and the use of proceeds therefrom):

	December 31, 2002(a)	Pro Forma(b)	Committed Capacity(c)		Available Remaining Committed Capacity(c)
	(in millions)
Consolidated Debt
Unsecured Debt
Commercial Paper	$866	$1,021	$1,500	(d)	$479
Medium-term Notes	1,421	1,271
Short-term Borrowings	158	158

Total Unsecured Debt	2,445	2,450

Secured Debt
Term Notes(e)	2,671	2,671	3,104		433
Short-term Borrowings(f)	960	960	1,000		40
Other	387	387

Total Secured Debt	4,018	4,018

Total Consolidated Debt	$6,463	$6,468

Unconsolidated Debt
Bishops Gate (mortgage warehouse facility)	$2,396	$2,396	3,223		$827
Apple Ridge (relocation receivable facility)	480	480	600		120
VMS Canada (fleet management facility)	268	268

Total Unconsolidated Debt	$3,144	$3,144

(a)
Amounts are derived from unaudited financial information.

(b)
On February 3, 2003, we repaid $650 million aggregate principal amount of our 8 1/8% medium-term notes due 2003 with borrowings under our commercial paper program. After giving effect to such borrowings, the outstanding balance of our commercial paper program on February 3, 2003 was $1,190 million. The pro forma amounts reflect (i) a net increase to commercial paper of $155 million consisting of the $650 million issuance described above, partially offset by repayments of $495 million with proceeds from this offering and (ii) a net decrease to medium-term notes of $150 million consisting of the $650 million repayment with the proceeds received from the issuance of commercial paper referred to in (i) above partially offset by the additional issuance of $500 million of notes in this offering.

(c)
Borrowings are subject to customary conditions precedent.

(d)
Represents committed credit facilities of $750 million and $750 million maturing in February 2004 and February 2005, respectively.

(e)
Represents borrowings by Chesapeake Funding, a fleet management facility.

(f)
Primarily represents borrowings under mortgage facilities.

Recently Issued Accounting Pronouncements

        Guarantees.    In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Such Interpretation elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation apply to guarantees issued or modified after December 31, 2002. We adopted these provisions on January 1, 2003. The disclosure provisions of this Interpretation are effective for financial statements with annual periods ending after December 15, 2002. We will apply the disclosure provisions of this Interpretation in our Annual Report on Form 10-K for the year ended December 31, 2002, as required by this Interpretation.

        Stock-Based Compensation.    On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." This standard amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This standard also requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We will apply the disclosure provisions of SFAS No. 148 in our Annual Report on Form 10-K for the year ended December 31, 2002, as required by this standard.

        As permitted by SFAS No. 123, during 2002, we measured stock-based compensation using the intrinsic value approach under Accounting Principles Board Opinion No. 25. Accordingly, we did not recognize compensation expense upon the issuance of its stock options because the option terms were fixed and the exercise price equaled the market price of the underlying CD common stock on the grant date. We complied with the provision of SFAS No. 123 by providing pro forma disclosures of net income and related per share data giving consideration to the fair value method provisions of SFAS No. 123.

        On January 1, 2003, we adopted the fair value method of accounting for stock-based compensation provisions of SFAS No. 123, which is considered by the FASB to be the preferable accounting method for stock-based employee compensation, and elected to use the prospective method permitted by SFAS No. 148. Therefore, the transition provisions of SFAS No. 148 were adopted concurrently with the fair value based recognition provisions of SFAS No. 123 on January 1, 2003. Beginning on January 1, 2003, we expense all future employee stock awards over the vesting period based on the fair value of the award on the date of grant in accordance with the prospective transition method.

        Consolidation of Variable Interest Entities.    On January 17, 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Such Interpretation provides guidance related to identifying variable interest entities and determining whether such entities should be consolidated. It also provides guidance related to the initial and subsequent measurement of assets, liabilities and non-controlling interests in newly consolidated variable interest entities and requires disclosures for both the primary beneficiary of a variable interest entity and other beneficiaries of the entity. The consolidation provisions of this Interpretation are first required to be applied to variable interest entities created, or interests in variable interest entities obtained, on or before January 31, 2003 in our financial statements for the quarterly period ending September 30, 2003. For variable interests entities created, or interests in variable interest entities obtained, subsequent to January 31, 2003, we are required to apply the consolidation provisions of this Interpretation immediately. We did not create any variable interest entities nor obtain any interests in variable interest entities subsequent to January 31, 2003. This Interpretation also requires certain disclosures in our Annual Report on Form 10-K if it is reasonably possible that we will consolidate or disclose information about a variable interest entity when we initially apply the guidance in this Interpretation. While we are currently evaluating the impact of adopting this Interpretation, we expect that the implementation of this Interpretation will result in the consolidation of the mortgage warehouse securitization facility, Bishops Gate Residential Mortgage Trust. The consolidation of Bishops Gate is not expected to effect our results of operations. However, had we consolidated Bishops Gate as of December 31, 2002, our total assets and liabilities under management and mortgage programs would have increased by $2.5 billion each.

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  Exhibit 99